Exhibit 10.4

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

OPTION ASSIGNMENT AGREEMENT

between

IO Biotech ApS

and

Herlev Hospital

Option Assignment Agreement

THIS OPTION ASSIGNMENT AGREEMENT (this “Agreement”) shall come into force and be effective as of the Effective Date as defined below, cf. Clause 1, and is entered into by and between

(1)	IO Biotech ApS

[***]

(hereafter “Company”)

and

(2)	Herlev Hospital (Region Hovedstaden)

[***]

(hereafter “Hospital”)

WHEREAS [***] and [***] (the Inventors) under their employment at Hospital have made an invention titled INDOLEAMINE 2, 3-DIOXYGENASE BASED IMMUNOTHERAPY (the Invention),

WHEREAS Hospital has acquired ownership to the Invention pursuant to the Danish Act on Inventions at Public Research Institutions,

WHEREAS Hospital has filed a Danish priority patent application covering said Invention, and filed a PCT patent application claiming priority from said application and subsequently entered national phase continuing said PCT patent application (see Exhibit 1 for list of patent applications),

WHEREAS the inventors together with business partners have set up Company with the purpose to commercialize said patent rights,

WHEREAS Company intend to seek investors to provide financing for commercialization of said patent rights,

WHEREAS Hospital desires to assign said patent rights to Company when Company has secured financing for commercialization of said patent rights,

WHEREAS Hospital grants Company an option to purchase said patent rights on the terms and conditions set out in this Agreement,

NOW THEREFORE, Hospital and Company have entered into this Agreement on the following terms:

1.	DEFINITIONS

In this Agreement, the following words shall have the following meanings:

“Affiliate(s)” shall mean any legal entity directly or indirectly controlling, controlled by, or under common control with the Company, for as long as such control lasts. For the purpose of this definition control means direct or indirect control of the entity through:

Option Assignment Agreement

(i)	control or ownership of more than 50 (fifty) % of the nominal value of the equity capital of the entity, or

(ii)	control or ownership of more than 50 (fifty) % of the voting rights of the equity capital of the entity, or

(iii)	a right by any other means to elect or appoint directors of the entity, or persons performing similar functions, who have a majority vote.

“Clinical Data” the specification of studies and data, and accordingly the exact definition of Clinical Data, shall be finalized in Exhibit II before 1 June 2015.

“Effective Date” shall be the date of the last signature to this Agreement.

“Exercise Date” shall mean the date where Company has duly exercised the Option.

“Exercise Period” shall mean [***].

“License” shall mean a non-exclusive license (the “License”) to access the Clinical Data, as set out in Clause 2.1, for the purpose of further research, development, exploitation and commercialization of the Patent Rights.

“Option” shall have the meaning ascribed thereto in Clause 2.

“Parties” shall mean the Company and Hospital collectively.

“Party” shall mean the Company or Hospital respectively.

“Patent Rights” shall mean the patent applications set out in Exhibit 1, including any divisions, revisions, extensions, continuations, continuations-in-part, derived from the patent applications in Exhibit las well as any patents which may issue therefrom and any reissues.

“Third Party” or “Third Parties” shall mean any person or entity other than Hospital and Company, with the exception of Affiliates.

The singular shall where the context permits it include the plural, and vice-versa.

2.	GRANT OF OPTION

2.1

Hospital hereby grants the Company on the terms in this Agreement an exclusive Option to purchase the Patent Rights and the grant of License. For the avoidance of doubt, the purchase of the Patent Rights shall include unrestricted access for the Company to any know-how relating to the Patent Rights generated prior to the Effective Date.

The License shall be non-exclusive, worldwide, perpetual and fully paid-up. The License shall include unrestricted access and use rights for the Company to any Clinical Data generated by Hospital. Prior to the Effective Date, Hospital has provided the Company with full and accurate copy of all Clinical Data generated prior to the Effective Date. Hospital shall, at Company’s written request, and upon payment of the actual costs related to providing the Clinical Data, provide Company with Clinical Data generated after the Effective Date.

Option Assignment Agreement

2.2

Company may exercise this Option at any time in the Exercise Period, provided Company has secured equity as further set out in this Clause 2.2 in the amount of at least [***]. Company shall exercise this Option by providing written notification to Hospital that it exercises the Option and by providing written documentation that the Company has full and unrestricted equity in the amount of at least [***] at the time it exercises the Option and that it has incurred no substantial liabilities or other obligations that materially erodes the value of said equity at said time.

2.3

If Company has not duly exercised the Option in the Exercise Period the Option has lapsed and this Agreement shall no longer be in effect. In the event hereof Hospital retains all rights to the Patent Rights free of any commitments to Company and may exercise said rights as it sees fit.

3.	ASSIGNMENT AND REASSIGNMENT

3.1

Upon exercise of the Option, Hospital assigns the full ownership rights to the Patent Rights and grant the License to Company on the terms and conditions in this Agreement and Company accepts the assignment on the terms and conditions in this Agreement.

3.2	The consideration to be paid by Company to Hospital for the assignment of the Patent Rights is set out in Clause 4.

3.3

Hospital shall sign any documents regarding the registration of the assignment of the Patent Rights by patent authorities and other similar documents necessary to effectuate the assignment by said patent authorities. All said documents shall be in accordance with the terms and conditions in this Agreement. All direct costs in association herewith shall be borne by Company.

3.4

If the total investments, including convertible and/or sub-ordinated loans, made by Company shareholders in the Company by [***] (the “Deadline”) do not comprise [***] (the “Threshold”), the Hospital may require reassignment by the Company of all IP initially assigned to the Company under the Agreement (the “Re-Assignment Option”). If the Company at any time prior to [***] documents to the Hospital that investments made reach the Threshold, the Re-Assignment Option shall be deemed void ex nunc. If the Threshold is not reached by the Deadline, the Hospital may invoke the Re-Assignment Option. If the Re-Assignment Option has not been invoked by the Hospital by [***], the Re-Assignment Option shall be deemed void. Re-assignment costs to third parties (patent agents, patent authorities, etc.) shall be borne by the Hospital. No consideration shall be payable by the Hospital to the Company for the reassignment. If the IP is re-assigned, the License lapses on the effective date of Reassignment.

Option Assignment Agreement

If this Agreement is not terminated in accordance with Clause 9 and if Company has no secured equity in at least the amount set out in this Clause 3.4 at the above date, Company shall reassign to Hospital without any consideration any and all Patent Rights pending or in force at said date free and clear of any and all liens, mortgages and encumbrances. If Company prior to [***] knows that it will not be able to comply with the equity requirement in this Clause 3.4 it shall loyally try to protect Hospitals rights to have the Patent Rights pending or in force at such time reassigned and it shall use reasonable efforts to maintain Patent Rights pending or in force at such time.

4.	PAYMENT

4.1	The Patent Rights shall be sold by the Hospital to the Company and the License shall be granted to the Company in exchange for a purchase sum comprising both the following two elements:

i)	Payment of 2,0 (two) MDKK. [***],

and

ii)	[***]% royalty on net sales (to be defined as per industry standards) [***].

[***].

4.2

Company may at any time buy-out the Hospital’s rights as per this Agreement by paying to the Hospital a purchase sum to be agreed upon, and in any case [***] Such payment shall be in full and final settlement of any claim that Hospital may otherwise have under this Agreement (including, without limitation, Hospital’s rights under Clause 3.4).

5.	PATENT PROSECUTION AND ENFORCEMENT

5.1

Until the Exercise Date Hospital shall manage the Patent Rights in accordance with this Agreement. Hospital shall maintain and prosecute the Patent Rights, that is Hospital may not abandon any Patent Rights without consulting Company and Hospital shall use its reasonably best efforts to prosecute the Patent Rights in consultation with Company. If patent authorities rejects the issuance of patents from the patent applications under the Patent Rights, Hospitals obligation hereunder shall be limited to filing replies, objections or continuations to the respective national patent offices, and Hospital shall not be required to participate in oral proceedings at patent offices nor to file any lawsuits or to engage in any defense of the Patent Rights by either the courts or patent offices, if the Patent Rights validity or issuance is challenged by Third Parties.

5.2

Upon the Exercise Date Hospitals obligation to manage the Patent Rights shall automatically terminate and Company shall have the full right to manage the Patent Rights, including, but not limited to file, maintain, prosecute, defend and enforce any patent applications or patents under the Patent Rights. Company shall be free to make any decisions regarding the Patent Rights, however, Company shall comply with the obligations in Clause 3.4 in the event Clause 3.4 becomes applicable. Further, upon the Exercise Date, Hospital shall provide the Company with prompt and complete access to any files and documents in the possession of Hospital and Hospital’s external patent advisors. Company shall pay any direct costs related to the above mentioned access invoiced by external patent advisors.

Option Assignment Agreement

5.3	Hospital shall have no obligation whatsoever to enforce the Patent Rights or to take any legal actions against any actual or alleged infringement of the Patent Rights.

6.	REPRESENTATIONS AND WARRANTIES

6.1	Hospital represents and warrants:

i)	that Hospital is the sole owner of the Patent Rights, free and clear of any and all liens, mortgages and encumbrances;

ii)	that the Patent Rights is maintained and under prosecution in accordance with Clause 5.1;

iii)	that no license or option rights regarding the Patent Rights are or have been granted to Third Parties.

6.2

Hospital gives no other representations and warranties than explicitly stated under Clause 6.1 above with respect to the Patent Rights and nothing in this Agreement shall be construed explicitly or implied:

i)	as a representation or warranty by Hospital that the Patent Rights will proceed to grant;

ii)

as a representation or warranty by Hospital that practicing the invention(s) disclosed in the Patent Rights will not infringe the patents or other proprietary rights of Third Parties and that Company will not need to obtain or license any other rights, including intellectual property rights from one or more Third Parties;

iii)

as a representation or warranty by Hospital that at the Exercise Date there are no administrative or judicial proceedings contesting the inventorship, ownership, validity, or enforceability of any element of Patent Rights or that any such event cannot happen hereafter; however Hospital has not, to the best of its knowledge as of the Effective Date, any information about any such proceedings or threatened proceedings;

iv)	as a representation or warranty by Hospital that the Patent Rights will lead to the development of any product; or

v)	as a representation or warranty by Hospital as to the patentability, validity, scope, merchantability or usefulness of the Patent Rights.

7.	LIABILITY AND DISCLAIMER

7.1

Either Party shall in accordance with Danish law be liable for damages, losses, costs or expenses sustained by the other Party as a result of, arising from or in connection with breach of this Agreement. [***].

7.2	[***].

Option Assignment Agreement

8.	INDEMNIFICATION

8.1	[***].

9.	TERM AND TERMINATION

9.1

This Agreement shall be effective on the Effective Date and shall terminate without notice if Company does not duly exercise the Option in accordance with Clause 2, and if Company duly exercises the Option when Hospital has received the complete and full payment according with Clause 4 or upon reassignment of the Patent Rights in accordance with Clause 3.4.

9.2

In the event of material breach of this Agreement occurred before the Exercise Date the Party not in material breach may terminate this Agreement with written notice with immediate effect, if the Party in material breach has failed to remedy the breach within [***] after a receiving written notice requiring such remedy to be made.

9.3

Upon expiry or termination of this Agreement Clause 10, 11, 12 of this Agreement shall survive and continue to be in force, subject to any subsequent dates of termination — if any — referred to in these individual Clauses. In addition hereto shall any provisions that by their nature and intent would be expected to be in force survive termination of this Agreement.

10.	CONFIDENTIALITY AND PUBLICATION

10.1

The existence of this Agreement is not confidential, but the commercial terms of this Agreement is confidential. However i) Company is entitled to disclose the entire Agreement to potential investors or industrial partners as well as to advisors and ii) Hospital is entitled to disclose the entire Agreement to advisors and to publish the general terms of the Agreement, but without publishing details of the intended investment scope under this Agreement.

11.	MISCELLANEOUS

11.1

Neither this Agreement nor any interest hereunder may be assigned in part or in whole by a Party without the prior written consent of the other Party. Notwithstanding the foregoing, the Company may sub-license, assign and/or transfer its rights in full or in part under this Agreement provided that the Company remains liable for the payment obligations set out in clause 4 in this Agreement.

11.2

The waiver by Company or Hospital of any breach by one of the others of any of the provisions of this Agreement shall not be deemed to be a waiver of any subsequent or continuing breach of this Agreement.

Option Assignment Agreement

11.3

If there is any conflict between any provision of this Agreement and any applicable law, the latter shall prevail, but in such event the affected provisions of this Agreement shall be curtailed and limited only to the extent necessary to bring it within applicable law. Consequently, if any provision of this Agreement is ultimately held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. The Parties shall negotiate in good faith to replace such provision with one that will be valid, legal and enforceable but differs substantively from the replaced provision as little as possible.

11.4

All notices and consents required or permitted to be given under this Agreement must be in writing and shall be send to the address of Company or Hospital set out in this Agreement, or to such other address as either one may designate to the other by written notice.

11.5	This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both Parties.

11.6

Neither Party to this Agreement shall commit any act or take any action frustrating or hampering the rights of the other Party under this Agreement. Each Party shall act in good faith and engage in fair dealing when taking any action under or related to this Agreement.

12.	GOVERNING LAW AND VENUE

12.1

This Agreement shall be governed by. construed and enforced in accordance with the laws of Denmark, excluding, however, Danish choice of law rules to the extent that such rules would otherwise lead to the application of any other law than Danish law.

12.2	The parties submit to the exclusive jurisdiction of the city court of Copenhagen in the first instance to resolve any dispute between them.

AGREED TO AND SIGNED BY DULY AUTHORIZED REPRESENTATIVE OF

Herlev Hospital

Name: Steen Werner Hansen

Title: Vice Director, Herlev Hospital

Date: 1/2/2015

Place: Herlev

/s/ Steen Werner Hansen
(Signature)

IO Biotech ApS

Name: Mai-Britt-Zocca

Title: CEO

Date: 1/2/2015

Place: København

/s/ Mai-Britt Zocca

Option Assignment Agreement

/s/ Mai Britt-Zocca
(Signature)

IO Biotech ApS

Name: Nanna Lüneborg

Title: Director of the Board

Date: 1/2/2015

Place: Charlottenlund

/s/ Nanna Lüneborg
(Signature)